EXHIBIT 5.1

                           Drinker Biddle & Reath LLP
                                One Logan Square
                                   Suite 2000
                              18th & Cherry Streets
                      Philadelphia, Pennsylvania 19103-6996

                                 April 10, 2003

Harleysville Group Inc.
355 Maple Avenue
Harleysville, PA  19438-2297

Ladies and Gentlemen:

                  We have acted as counsel to Harleysville Group Inc. (the "Company"), a Delaware corporation, in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the contemplated issuance by the Company from time to time of up to $200,000,000 aggregate public offering price of (i) common stock of the Company (the "Common Stock"), (ii) preferred stock of the Company (the "Preferred Stock"), (iii) fractional interests in the Preferred Stock represented by depositary shares (the "Depositary Shares", and together with the Common Stock and the Preferred Stock, the "Equity Securities"), (iv) senior debt securities of the Company (the "Senior Debt Securities"), (v) senior subordinated debt securities of the Company (the "Senior Subordinated Debt Securities"), (vi) subordinated debt securities of the Company (the "Subordinated Debt Securities" and, together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the "Debt Securities" ), (vii) units, consisting of a combination of Equity Securities and/or Debt Securities (the "Units"), (viii) preferred securities (the "Preferred Securities") of Harleysville Group Capital Trust I and Harleysville Group Capital Trust II, each a statutory trust created under the Statutory Trust Act of the State of Delaware (each, a "Trust") and (ix) guarantees of the Preferred Securities by the Company (the "Guarantees"). The Equity Securities, Debt Securities, Units, Preferred Securities and Guarantees are hereinafter referred to as the "Securities."

                  The Debt Securities are to be issued pursuant to respective indentures (the "Indentures") between the Company and J.P. Morgan Trust Company, National Association, as indenture trustee (the "Indenture Trustee"). The Guarantees are to be issued pursuant to guarantee agreements (each, a "Guarantee Agreement") between the Company and J.P. Morgan Trust Company, National Association, as guarantee trustee (the "Guarantee Trustee").

                  For the purpose of rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company as amended through the date hereof, resolutions of the Company's Board of Directors, the Registration Statement, the form of each Indenture, the form of Guarantee Agreement and such other documents and corporate records relating to the Company and the issuance and sale of the Securities as we have deemed appropriate.

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                  This opinion is limited to the federal laws of the United
States of America, and the laws of the Commonwealth of Pennsylvania, the State of New York and General Corporation Law of the State of Delaware (including decisional law thereunder), and we disclaim any opinion as to the laws of any other jurisdiction. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Securities.

                  In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

                  We have also assumed that (i) the Registration Statement, and any amendments thereto, will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and the manner of their sale; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Company and/or the applicable Trust, as the case may be, will have taken all necessary corporate or trust action, as the case may be, to approve the issuance and terms of the Securities; (v) at the time of any offering of any shares of Common Stock and/or Preferred Stock, that the Company will have such number of shares of Common Stock and/or Preferred Stock proposed to be so offered and sold, authorized or created and available for issuance; (vi) all Securities being offered will have been duly authorized and created and, in the case of Securities convertible into, or exercisable or exchangeable for, other Securities, such other Securities will have been reserved for issuance upon such conversion, exchange, settlement or exercise;
(vii) definitive Indentures or agreements with respect to the Securities as described in the Registration Statement and the applicable prospectus supplement, and as filed as an exhibit to or incorporated by reference in the Registration Statement, will have been duly authorized, executed and delivered by the parties thereto; and (viii) as appropriate, the Securities will have been duly executed and authenticated in accordance with the applicable Indenture or agreement.

                  On the basis of the foregoing, we are of the opinion that:

                  1. When shares of Common Stock have been issued, delivered and paid for, as contemplated in the Registration Statement and the applicable prospectus supplement, or if issued upon the conversion of any Preferred Stock or Debt Securities, when shares of Preferred Stock have been issued and delivered as contemplated by the terms of the Company's Certificate of Incorporation and the applicable Preferred Stock Certificate of Designation or Indenture, respectively, relating thereto, the Common Stock will be validly issued, fully paid and non-assessable by the Company.

                  2. When shares of Preferred Stock have been issued, delivered and paid for, as contemplated in the Registration Statement and the applicable prospectus supplement, or if issued upon the conversion of any Debt Securities, when shares of Preferred Stock have been issued and delivered as contemplated by the terms of the Company's Certificate of Incorporation and the Indenture relating thereto, the Preferred Stock will be validly issued, fully paid and non-assessable by the Company.

                  3. When a deposit agreement relating to the Depositary Shares is duly authorized and entered into between the Company and an entity (the "Depositary") selected by the Company to act as depositary (the "Deposit Agreement") and when the Company deposits with the Depositary the Preferred Stock as contemplated by the Deposit Agreement and when the Depositary Shares are duly executed and delivered in accordance with the provisions of the Deposit Agreement, the Depositary Shares will be validly issued, fully paid and non-assessable by the Company.

                  4. When duly executed and authenticated in accordance with the terms of the applicable Indenture and issued, delivered and paid for, as contemplated in the Registration Statement and the applicable prospectus supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  5. When the Guarantee Agreement has been duly executed and delivered by the Company and duly authorized, executed and delivered by the Guarantee Trustee, in the form filed as an exhibit to the Registration Statement, and the Preferred Securities have been duly issued and delivered by the applicable Trust and paid for as contemplated in the Registration Statement and the applicable prospectus supplement, the Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  6. When a Unit Agreement relating to Units has been executed and delivered by the respective parties thereto and such Units shall have been duly executed and delivered by the Company, and paid for as contemplated by the Registration Statement and the applicable prospectus supplement, assuming that the terms of such Units are in compliance with then applicable law, such Units will be validly issued and will be enforceable against the Company in accordance with their terms.

                  We express no opinion as to the effect of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                                 Very truly yours,

                                                 /s/ Drinker Biddle & Reath LLP

                                                 DRINKER BIDDLE & REATH LLP